Exhibit 99.1

Release: IMMEDIATE                           Contact:  Bernard Patriacca, VP/CFO
                                                       (781)862-4003



 MACROCHEM RECEIVES CLEARANCE TO RESUME CLINCIAL TRIALS OF TOPICAL ED TREATMENT
                   & OTHER ENHANCED-ABSORPTION PHARMACEUTICALS

     Lexington, MA, April 10 - MacroChem Corporation (NASDAQ: MCHM) announced today that the U.S. Food & Drug Administration has lifted its October 2002 clinical hold on human trials of topical drugs utilizing the company's patented drug-absorption enhancer, SEPA(R). The clinical hold release does not impose any SEPA dosage or regimen constraints on subsequent trials, which MacroChem plans to restart as soon as possible.
     The FDA had imposed a hold on human testing of drugs containing SEPA, pending review of questions surrounding a 26- week transgenic-mouse (Tg.AC) carcinogenicity study of SEPA performed by MacroChem in 1999. In releasing that hold, the FDA has requested additional information on that 1999 study, and MacroChem has agreed to provide it.
     "Soon after the FDA issued its hold, MacroChem convened a panel of seven independent experts in Tg.AC testing, carcinogenicity and toxicology," explained Robert J. DeLuccia, interim president and chief executive officer of MacroChem.1
     "MacroChem's independent experts reviewed documentation not only on our Tg.AC study, but in addition, our 2-year rat study and our portfolio of other laboratory studies," Mr. DeLuccia said.
     At the panel's recommendation, MacroChem performed additional lab studies, including a limited irritation study in Tg.AC mice, and microscopic evaluation of certain mouse skin specimens from the first study. The experts also drew on their knowledge of the literature on transgenic animal testing, and guided MacroChem to publications on Tg.AC studies that support MacroChem's position concerning interpretation of the 1999 Tg.AC study.
     "The work of our independent experts and our staff over the past few months was presented to the complete Carcinogenicity Assessment Committee (CAC) of the FDA on March 17," Mr. DeLuccia said.
     "Following our presentation, the FDA released the hold on human testing of SEPA-containing drugs, without dosage or regimen restraint. The FDA has asked us to provide it with additional analysis from our 1999 Tg.AC study, in order to determine if an additional animal study might be necessary. MacroChem will continue to work with the FDA to address their questions."

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     "Obviously, we have lost some valuable time since the imposition of the clinical hold," Mr. DeLuccia observed, "but we're back on track now."
     "Continuing discussions with physicians and licensing prospects indicates continued interest in a truly topical ED treatment like our Topiglan. We are not aware of any topical alternatives closer to commercialization than ours, to compete in this multi-billion-dollar potential market."
     MacroChem develops drugs utilizing SEPA to permit delivery through skin and nail of drugs ordinarily blocked by the barrier function of those tissues. Delivery through skin can minimize the side effects of some medications, and can enable better treatment of patients who cannot, should not or will not take medication by mouth or injection. In addition to Topiglan, MacroChem is developing three other SEPA-enhanced drugs: Opterone(TM), a SEPA-enhanced testosterone for men with diminished levels of this sex hormone; EcoNail(TM), a SEPA-enhanced antifungal nail lacquer to treat a common and potentially debilitating nail infection known as onychomycosis; and SEPA-enhanced ibuprofen-class drugs for international marketing to people with local muscular aches and pains.

* Mr. DeLuccia, a member of the MacroChem board of directors since 1999, was elected interim CEO of MacroChem today, replacing Robert J. Palmisano, who resigned to pursue a new opportunity (Editors: See release today announcing DeLuccia appointment)
                                      -end-
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